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                                [METROCALL LOGO]


FOR IMMEDIATE RELEASE:
WEDNESDAY, MAY 14, 2003

Metrocall Contact:
Timothy J. Dietz
Director, Corporate Communications
& Investor Relations
(703) 660-6677x6231
dietzt@metrocall.com


                   METROCALL RETIRES SENIOR SECURED NOTE, ALL
                     PROPOSALS PASS AT 2003 ANNUAL MEETING

                Q1 OPERATING RESULTS INDICATE COMPANY IS AHEAD OF
                 PLAN ON DEBT REPAYMENT AND OPERATING CRITERIA

        Alexandria, VA, Wednesday, May 14, 2003 - Metrocall Holdings, Inc. (OTCBB:MTOH), the second largest narrowband wireless paging carrier in the United States, today announced that it has made the final repayment and retirement of the $60 million aggregate principal amount senior secured promissory note (Senior Note) of its operating subsidiary, Metrocall, Inc. The Company also announced that the full list of proposals presented to its stockholders at its May 7, 2003 Annual Meeting was passed. Metrocall, Inc., operating under the name Metrocall Wireless, is primarily focused on the Business to Business (B2B) marketplace providing wireless communications solutions to business, government and the medical community.

        The retirement marks a significant milestone for the Company toward its goal of becoming debt free before year-end. The Company had made two principal repayments of the Senior Note during the first quarter of 2003; $35 million on January 7 and $15 million on March 31, followed by two additional payments of $2.1 million and $7.9 million on April 7, and May 12, 2003 respectively. After the final repayment, Metrocall had approximately $21.2 million aggregate principal amount of 12% senior subordinated notes outstanding and unrestricted cash and cash equivalents of approximately $18


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million. Since its October 2002 reorganization, the Company has repaid $60 million aggregate principal amount of the total $80 million of debt securities issued in connection with the reorganization.

        "The early retirement of the $60 million Senior Note demonstrates Metrocall's commitment to the expedient repayment of its entire debt portfolio and confirms the Company's intent and focus on creating value for our owners, shareholders and customers," said Vincent D. Kelly, Metrocall President and CEO. "By improving operating efficiencies and focusing on free cash flow generation, Metrocall has remained ahead of Plan in all fiscal and operational areas and we look forward to being the only debt free independent wireless messaging company in the United States by year-end."

        On May 7, 2003, stockholders' approved all proposals at the Company's Annual Meeting. The measures passed included the election of five directors to the board including: Eugene I. Davis, Nicholas A. Gallopo, Vincent D. Kelly, David J. Leonard and Brian O'Reilly. These five directors serve along side of Royce Yudkoff (Metrocall's chairman) and Steve Scheiwe, who both are serving three year terms. Other proposals approved include the adoption of Metrocall's 2003 stock option plan, an amendment to the Company's Certificate of Incorporation pertaining to restrictions on common and preferred stock, and the ratification of the selection of Ernst & Young LLP as Metrocall's independent public accountants for fiscal year 2003.

        For complete details about Metrocall's operating performance for the three months ended March 31, 2003, please refer to Metrocall Holdings, Inc. Form 10-Q filed with the Securities and Exchange Commission on May 14, 2003.

ABOUT METROCALL, INC.

        Metrocall, Inc. headquartered in Alexandria, Virginia, is the nation's second largest narrowband wireless messaging provider offering paging products and other wireless services to business and individual subscribers. With national networks and operations in over 100 locations, the Company provides reliable and cost effective wireless services that are well suited for solving the mobile business communication needs of enterprises. Metrocall focuses on the business-to-business marketplace and supports organizations of all sizes, with a special emphasis on the medical and government sectors. In addition to traditional numeric and one-way word paging, the Company also offers two-way interactive advanced messaging, wireless e-mail solutions, as well as mobile voice and data services through AT&T Wireless and Nextel.


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Also, Metrocall offers Integrated Resource Management Systems with wireless connectivity solutions for medical, business and campus environments. For more information on Metrocall please visit our Web site and on-line store at www.metrocall.com or call 800-800-2337.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 This press release includes "forward-looking statements," within the meaning of the federal securities laws, that involve uncertainties and risks. These include statements regarding events or developments that Metrocall Holdings expects or anticipates will occur in the future. A number of risks and uncertainties could cause actual results, events, and developments to differ from expectations. Business Risks include the possibility that two-way service may lack vendor support, quantity and quality. Please refer to Metrocall's most recent quarterly report on Form 10-Q and annual report on Form 10-K, and any subsequently filed reports on Form 10-Q and Form 8-K, as well as its other filings with the Securities and Exchange Commission, for a complete discussion of these and other important factors that could cause actual results to differ materially from those projected by these forward-looking statements.